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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K



                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported)        April 22, 2004
                                                 -------------------------------

                               ZAPATA CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
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                 (State or Other Jurisdiction of Incorporation)

         1-4219                                           74-1339132
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(Commission File Number)                       (IRS Employer Identification No.)

100 Meridian Centre, Suite 350, Rochester, New York           14618
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(Address of Principal Executive Offices)                    (Zip Code)

                                 (585) 242-2000
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              (Registrant's Telephone Number, Including Area Code)

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          (Former Name or Former Address, if Changed Since Last Report)



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                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 9. Regulation FD Disclosure


On September 23, 2003, Zapata Corporation ("Zapata") (NYSE: ZAP) purchased 2,663,905 shares of Safety Components International, Inc. ("Safety" or "Safety Components") (OTCBB: SAFY) common stock and purchased an additional 1,498,489 shares of Safety common stock on October 7, 2003. These additional shares increased the Company's ownership percentage of Safety's outstanding common stock to approximately 84% at that time.


Upon acquiring more than 80% of the outstanding common stock of Safety Components, Safety Components and its affiliated group of corporations became members of Zapata's affiliated tax group. Zapata and Safety Components have entered into a Tax Sharing and Indemnity Agreement to define their respective rights and obligations relating to federal, state and other taxes for taxable periods attributable to the filing of consolidated or combined income tax returns as part of the Zapata affiliated tax group. Pursuant to the Tax Sharing and Indemnity Agreement, Safety Components will be required to pay Zapata its share of federal income taxes, if any. In addition, each party will be required to reimburse the other party for its use of either party's tax attributes. Similar provisions apply under the Tax Sharing and Indemnity Agreement to other taxes, such as state and local income taxes.

On or about April 1, 2004, Zapata's stock ownership percentage of Safety Components outstanding stock decreased below 80% (approximately 79.9%) due to stock option exercises by Safety Component's employees. As a result of Zapata's ownership of Safety Components outstanding stock falling below 80%, as of April 1, 2004, Zapata will no longer consolidate Safety Components into Zapata's consolidated income tax returns. Safety will be consolidated into Zapata's tax filing group for the third calendar quarter of 2003 and the first calendar quarter of 2004. In addition, the Tax Sharing and Indemnity Agreement is effective for all periods during which Zapata owned at least 80% of Safety Components common stock.

The Internal Revenue Code generally prohibits the reconsolidation of companies for a period of 60 months. Therefore, if Zapata's stock ownership percentage in Safety Components increases to 80% or more, there can be no assurance that Safety would be reconsolidated into Zapata's tax filing group before the 61st month after the first taxable year in which it ceased to be a member of such group.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      ZAPATA CORPORATION


Date: April 22, 2004                  By:    /s/ Leonard DiSalvo
                                             -----------------------------------
                                      Name:  Leonard DiSalvo
                                      Title: Vice President - Finance and CFO
















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